EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
First Quarter 2024 Results
For the quarter ended March 31, 2024

•Net Revenue of $2.96 billion and Net Income of $583 million

•Consolidated Adjusted Property EBITDA Reached $1.21 billion

•Macao Adjusted Property EBITDA of $610 million
◦Low Hold on Rolling Play in Macao Negatively Impacted Adjusted Property EBITDA by $31 million

•Marina Bay Sands Adjusted Property EBITDA of $597 million
◦High Hold on Rolling Play at Marina Bay Sands Positively Impacted Adjusted Property EBITDA by $77 million

•LVS Repurchased approximately $450 million of Common Stock

LAS VEGAS, April 17, 2024 - Las Vegas Sands (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended March 31, 2024.

“We were pleased with our financial and operating results for the quarter, which reflect strong growth in both Macao and Singapore. We remain deeply enthusiastic about our opportunities to deliver industry-leading growth in both markets in the years ahead, as we execute our substantial capital investment programs in both Macao and Singapore,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, the ongoing recovery continued during the quarter. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well as the recovery in travel and tourism spending progresses.

“In Singapore, Marina Bay Sands once again delivered record levels of financial and operating performance. Our new suite product and elevated service offerings position us for additional growth as airlift capacity continues to improve and travel and tourism spending in Asia continues to advance.

“Our financial strength and industry-leading cash flow support our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets, and our program to return excess capital to stockholders.

“We repurchased $450 million LVS shares under our share repurchase program during the quarter. We look forward to utilizing our share repurchase program to continue to return excess capital to stockholders in the future.”

Net revenue was $2.96 billion, compared to $2.12 billion in the prior year quarter. Operating income was $717 million, compared to $378 million in the prior year quarter. Net income in the first quarter of 2024 was $583 million, compared to $145 million in the first quarter of 2023.

Consolidated adjusted property EBITDA was $1.21 billion, compared to $792 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 42% to $1.80 billion, compared to the first quarter of 2023. Net income for SCL was $297 million, compared to a net loss of $10 million in the first quarter of 2023.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $182 million for the first quarter of 2024, compared to $218 million in the prior year quarter. Our weighted average borrowing cost was 5.0% during the first quarter of 2024 compared to 5.4% during the first quarter of 2023.

Our effective income tax rate for the first quarter of 2024 was 2.8%, compared to 25.6% in the prior year quarter. The income tax rate for the first quarter of 2024 was primarily driven by a 17% statutory rate on our Singapore operations and favorably impacted by the finalization of tax agreements in Macao.

Stockholder Returns
During the first quarter of 2024, we repurchased $450 million of our common stock (approximately 9 million shares at a weighted average price of $52.47). The remaining amount authorized under our share repurchase program is $1.05 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

We paid a quarterly dividend of $0.20 per common share during the quarter. We announced our next quarterly dividend of $0.20 per common share will be paid on May 15, 2024, to Las Vegas Sands stockholders of record on May 7, 2024.

Balance Sheet Items
Unrestricted cash balances as of March 31, 2024 were $4.96 billion.

The company has access to $4.43 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. As of March 31, 2024, total debt outstanding, excluding finance leases and financed purchases, was $13.94 billion.

Capital Expenditures
Capital expenditures during the first quarter totaled $196 million, including construction, development and maintenance activities of $99 million at Marina Bay Sands, $90 million in Macao and $7 million in corporate, development and other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, April 17, 2024 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza Macao, The Londoner Macao, The Parisian Macao, and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by the core tenets of serving people, planet and communities. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” “remains,” “positions” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: risks relating to our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
First Quarter 2024 Results
Non-GAAP Measures

Within the company’s first quarter 2024 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Casino	$2,228	$1,541
Rooms	330	243
Food and beverage	150	124
Mall	174	162
Convention, retail and other	77	50
Net revenues	2,959	2,120
Operating expenses:
Resort operations	1,758	1,339
Corporate	78	57
Pre-opening	3	2
Development	53	42
Depreciation and amortization	320	274
Amortization of leasehold interests in land	16	14
Loss on disposal or impairment of assets	14	14
	2,242	1,742
Operating income	717	378
Other income (expense):
Interest income	71	70
Interest expense, net of amounts capitalized	(182)	(218)
Other expense	(6)	(35)
Income before income taxes	600	195
Income tax expense	(17)	(50)
Net income	583	145
Net (income) loss attributable to noncontrolling interests	(89)	2
Net income attributable to Las Vegas Sands Corp.	$494	$147

Earnings per share:
Basic	$0.66	$0.19
Diluted	$0.66	$0.19

Weighted average shares outstanding:
Basic	750	764
Diluted	752	766

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net Revenues
The Venetian Macao	$771	$558
The Londoner Macao	562	283
The Parisian Macao	230	174
The Plaza Macao and Four Seasons Macao	142	172
Sands Macao	76	74
Ferry Operations and Other	30	18
Macao Operations	1,811	1,279

Marina Bay Sands	1,158	848
Intercompany Royalties	63	48
Intersegment Eliminations (1)	(73)	(55)
	$2,959	$2,120

Adjusted Property EBITDA
The Venetian Macao	$314	$210
The Londoner Macao	172	56
The Parisian Macao	71	46
The Plaza Macao and Four Seasons Macao	36	75
Sands Macao	12	10
Ferry Operations and Other	5	1
Macao Operations	610	398

Marina Bay Sands	597	394
	$1,207	$792

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	40.7%	37.6%
The Londoner Macao	30.6%	19.8%
The Parisian Macao	30.9%	26.4%
The Plaza Macao and Four Seasons Macao	25.4%	43.6%
Sands Macao	15.8%	13.5%
Ferry Operations and Other	16.7%	5.6%
Macao Operations	33.7%	31.1%

Marina Bay Sands	51.6%	46.5%

Total	40.8%	37.4%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2024	2023
Net income	$583	$145
Add (deduct):
Income tax expense	17	50
Other expense	6	35
Interest expense, net of amounts capitalized	182	218
Interest income	(71)	(70)
Loss on disposal or impairment of assets	14	14
Amortization of leasehold interests in land	16	14
Depreciation and amortization	320	274
Development expense	53	42
Pre-opening expense	3	2
Stock-based compensation (1)	6	11
Corporate expense	78	57
Consolidated Adjusted Property EBITDA	$1,207	$792
____________________

(1)
During the three months ended March 31, 2024 and 2023, the company recorded stock-based compensation expense of $20 million and $22 million, respectively, of which $14 million and $11 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended
	March 31,
	2024	2023
Net income attributable to LVS	$494	$147

Pre-opening expense	3	2
Development expense	53	42
Loss on disposal or impairment of assets	14	14
Other expense	6	35
Income tax impact on net income adjustments (1)	(11)	(8)
Noncontrolling interest impact on net income adjustments	7	(15)
Adjusted net income attributable to LVS	$566	$217

The following is a reconciliation of Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended
	March 31,
	2024	2023
Per diluted share of common stock:
Net income attributable to LVS	$0.66	$0.19

Pre-opening expense	—	—
Development expense	0.07	0.05
Loss on disposal or impairment of assets	0.02	0.02
Other expense	0.01	0.05
Income tax impact on net income adjustments	(0.02)	(0.01)
Noncontrolling interest impact on net income adjustments	0.01	(0.02)
Adjusted earnings per diluted share	$0.75	$0.28

Weighted average diluted shares outstanding	752	766
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	March 31,
	2024	2023
Macao Operations	$52	$(22)
Marina Bay Sands	(99)	23
	$(47)	$1

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	March 31,
	2024	2023
Macao Operations	$31	$(13)
Marina Bay Sands	(77)	18
	$(46)	$5
____________________

Note:
Beginning with the fourth quarter of 2023, we are no longer reporting quarterly “consolidated hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA” for Macao operations and Marina Bay Sands, and “hold-normalized adjusted net income (loss) attributable to LVS” or "hold-normalized adjusted earnings (loss) per diluted share." We are making this change in response to comments from the SEC staff in connection with their ordinary course review. We will continue to report the hold-adjusted impact on quarterly revenue and adjusted property EBITDA for our Macao operations and Marina Bay Sands.

These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.30%. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$10,901	$8,576
Slot machine win per unit per day (2)	$435	$373
Average number of table games	686	623
Average number of slot machines	1,467	1,383

The Londoner Macao:
Table games win per unit per day (1)	$10,671	$5,378
Slot machine win per unit per day (2)	$483	$321
Average number of table games	490	486
Average number of slot machines	1,467	1,125

The Parisian Macao:
Table games win per unit per day (1)	$7,128	$5,632
Slot machine win per unit per day (2)	$383	$267
Average number of table games	279	269
Average number of slot machines	834	920

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$16,619	$13,630
Slot machine win per unit per day (2)	$64	$257
Average number of table games	93	123
Average number of slot machines	22	105

Sands Macao:
Table games win per unit per day (1)	$6,753	$4,538
Slot machine win per unit per day (2)	$319	$224
Average number of table games	104	153
Average number of slot machines	571	712

Marina Bay Sands:
Table games win per unit per day (1)	$17,597	$11,222
Slot machine win per unit per day (2)	$896	$894
Average number of table games	512	521
Average number of slot machines	2,942	2,900
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$638	$446	$192
Rooms	52	39	13
Food and Beverage	17	13	4
Mall	54	51	3
Convention, Retail and Other	10	9	1
Net Revenues	$771	$558	$213

Adjusted Property EBITDA	$314	$210	$104
EBITDA Margin %	40.7%	37.6%	3.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,035	$1,254	$(219)
Rolling Chip Win %(1)	6.71%	5.03%	1.68	pts

Non-Rolling Chip Drop	$2,414	$1,769	$645
Non-Rolling Chip Win %	25.3%	23.6%	1.7	pts

Slot Handle	$1,490	$1,050	$440
Slot Hold %	3.9%	4.4%	(0.5)	pts

Hotel Statistics

Occupancy %	97.7%	85.7%	12.0	pts
Average Daily Rate (ADR)	$202	$207	$(5)
Revenue per Available Room (RevPAR)	$198	$177	$21
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	March 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$419	$198	$221
Rooms	89	55	34
Food and Beverage	27	14	13
Mall	16	14	2
Convention, Retail and Other	11	2	9
Net Revenues	$562	$283	$279

Adjusted Property EBITDA	$172	$56	$116
EBITDA Margin %	30.6%	19.8%	10.8	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,879	$1,452	$427
Rolling Chip Win %(1)	3.81%	2.36%	1.45	pts

Non-Rolling Chip Drop	$1,915	$899	$1,016
Non-Rolling Chip Win %	21.1%	22.4%	(1.3)	pts

Slot Handle	$1,624	$788	$836
Slot Hold %	4.0%	4.1%	(0.1)	pts

Hotel Statistics

Occupancy %	96.5%	46.7%	49.8	pts
Average Daily Rate (ADR)	$188	$231	$(43)
Revenue per Available Room (RevPAR)	$182	$108	$74
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$173	$128	$45
Rooms	34	28	6
Food and Beverage	14	9	5
Mall	7	8	(1)
Convention, Retail and Other	2	1	1
Net Revenues	$230	$174	$56

Adjusted Property EBITDA	$71	$46	$25
EBITDA Margin %	30.9%	26.4%	4.5	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$16	$48	$(32)
Rolling Chip Win %(1)	4.58%	9.58%	(5.00)	pts

Non-Rolling Chip Drop	$805	$584	$221
Non-Rolling Chip Win %	22.4%	22.6%	(0.2)	pts

Slot Handle	$663	$536	$127
Slot Hold %	4.4%	4.1%	0.3	pts

Hotel Statistics

Occupancy %	95.4%	77.8%	17.6	pts
Average Daily Rate (ADR)	$156	$156	$—
Revenue per Available Room (RevPAR)	$148	$121	$27
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	March 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$70	$109	$(39)
Rooms	25	20	5
Food and Beverage	8	6	2
Mall	38	36	2
Convention, Retail and Other	1	1	—
Net Revenues	$142	$172	$(30)

Adjusted Property EBITDA	$36	$75	$(39)
EBITDA Margin %	25.4%	43.6%	(18.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,500	$1,227	$1,273
Rolling Chip Win %(1)	(0.58)%	4.11%	(4.69)	pts

Non-Rolling Chip Drop	$593	$426	$167
Non-Rolling Chip Win %	26.2%	23.5%	2.7	pts

Slot Handle	$1	$28	$(27)
Slot Hold %	16.2%	8.7%	7.5	pts

Hotel Statistics

Occupancy %	85.4%	66.4%	19.0	pts
Average Daily Rate (ADR)	$482	$528	$(46)
Revenue per Available Room (RevPAR)	$412	$351	$61
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$69	$67	$2
Rooms	4	4	—
Food and Beverage	3	3	—
Net Revenues	$76	$74	$2

Adjusted Property EBITDA	$12	$10	$2
EBITDA Margin %	15.8%	13.5%	2.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11	$30	$(19)
Rolling Chip Win %(1)	3.41%	8.52%	(5.11)	pts

Non-Rolling Chip Drop	$399	$346	$53
Non-Rolling Chip Win %	15.9%	17.3%	(1.4)	pts

Slot Handle	$523	$407	$116
Slot Hold %	3.2%	3.5%	(0.3)	pts

Hotel Statistics

Occupancy %	98.5%	91.0%	7.5	pts
Average Daily Rate (ADR)	$176	$167	$9
Revenue per Available Room (RevPAR)	$173	$151	$22
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$859	$593	$266
Rooms	126	97	29
Food and Beverage	81	79	2
Mall	59	53	6
Convention, Retail and Other	33	26	7
Net Revenues	$1,158	$848	$310

Adjusted Property EBITDA	$597	$394	$203
EBITDA Margin %	51.6%	46.5%	5.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,241	$7,075	$1,166
Rolling Chip Win %(1)	4.52%	2.96%	1.56	pts

Non-Rolling Chip Drop	$2,163	$1,676	$487
Non-Rolling Chip Win %	20.7%	18.9%	1.8	pts

Slot Handle	$6,624	$5,563	$1,061
Slot Hold %	3.6%	4.2%	(0.6)	pts

Hotel Statistics(2)

Occupancy %	95.0%	97.6%	(2.6)	pts
Average Daily Rate (ADR)	$713	$594	$119
Revenue per Available Room (RevPAR)	$677	$580	$97
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(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	During the three months ended March 31, 2024 and 2023, approximately 2,100 and 1,900 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2024					TTM March 31, 2024
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$54	$49	90.7%	822,315	82.0%	$1,859

Shoppes at Four Seasons
Luxury Retail	23	21	91.3%	131,989	96.6%	8,667
Other Stores	15	15	100.0%	131,495	87.4%	3,955
	38	36	94.7%	263,484	92.0%	6,958

Shoppes at Londoner	16	13	81.3%	567,013	68.6%	1,709

Shoppes at Parisian	7	5	71.4%	296,352	68.0%	664

Total Cotai Strip in Macao	115	103	89.6%	1,949,164	77.3%	2,499

The Shoppes at Marina Bay Sands	59	51	86.4%	615,988	99.8%	3,022

Total	$174	$154	88.5%	2,565,152	82.7%	$2,669
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Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.